GLITTER LAKE
AMENDMENT TO THE AUGUST 15, 2003 AGREEMENT AS AMENDED
DATED: APRIL 1, 2008

THIS AMENDED AGREEMENT is made and dated for reference as of the 1st day of April, 2008.

WHEREAS:

A. Pursuant to an agreement dated August 15, 2003 as amended (the "Agreement"), between CanAlaska Uranium Ltd. ("CanAlaska") and Pacific North West Capital Corp. ("Pacific"), CanAlaska agrees to grant the request from Pacific to extend the date of the exploration commitments as indicated below.

B. The parties to the Agreement wish to amend the terms of the Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and conditions herein contained, **THE PARTIES HERETO AGREE AS FOLLOWS:**

1. Section 1.03 of the Agreement states the following:

"1.03 PFN is also required to complete the following exploration expenditures on the Property in order to exercise the Option:

On or before April 15, 2003	*$50,000*
On or before April 15, 2007	*$150,000*
On or before April 15, 2008	*$200,000*
On or before April 15, 2009	*$300,000*
Total expenditures	***$700,000***

2. Section 1.03 of the Agreement be amended as follows and the following substituted therefor:

"1.03 PFN is also required to complete the following exploration expenditures on the Property in order to exercise the Option:

On or before April 15, 2003	*$50,000**
On or before April 15, 2007	*$150,000**
On or before April 15, 2009	*$200,000**
On or before April 15, 2010	*$300,000*
Total expenditures	***$700,000***

** PFN has completed Exploration Expenditures in the amount of $214,761.97 to date, thereby fulfilling the 2003 and the 2007 Exploration commitments. Of the total $214,761.97 spent on the property to date, $14,761.97 will be applied to the $200,000 of mandatory Expenditures due in 2009.*

All other terms of the Agreement will remain the same.

IN WITNESS WHEREOF the parties have executed by their duly authorized officers effective the date first herein set forth.

CANALASKA URANIUM LTD.

Per: Authorized Signatory

PACIFIC NORTH WEST CAPITAL CORP.

Per: Authorized Signatory